UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 7, 2005

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square 1618 Main Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 7, 2005, The Neiman Marcus Group, Inc. (the Company) completed the previously announced sale of its private label credit card accounts and related assets to HSBC Bank Nevada, National Association and certain of its affiliates (collectively, HSBC) and entered into a related strategic alliance with HSBC with respect to the proprietary credit card and credit operations of Neiman Marcus and Bergdorf Goodman.

Pursuant to the Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005, among the Company, Bergdorf Goodman, Inc. and HSBC (the Sale Agreement), the Company and Bergdorf Goodman 1) sold both their private label credit card and non-card payment plan accounts and related assets and their interests in the securitization arrangements relating to the outstanding balances associated with such accounts (the Securitization Arrangements) and 2) HSBC assumed the obligations of the Company and its affiliates under the Securitization Arrangements (the foregoing sale and assumption, collectively, the Sale Transaction).  The total consideration in the Sale Transaction was approximately $653 million and consisted of net cash proceeds equal to the face value of the outstanding receivables and accumulated accounts receivable collections (totaling approximately $540 million) and the assumption of approximately $113 million of outstanding liabilities of the Company under the Securitization Arrangements.

In connection with the execution and delivery of the Sale Agreement, the Company and HSBC entered into a long-term marketing and servicing alliance with HSBC under a Credit Card Program Agreement and related Servicing Agreement (collectively, the On-Going Agreement).  Under the On-Going Agreement, HSBC will offer credit cards and non-card payment plans bearing the brands of the Company and its subsidiaries and the Company will receive ongoing compensation from HSBC in connection with credit sales under those credit cards and payment plans.  The Company will continue to handle certain customer service functions under the On-Going Agreement, including new account processing, transaction authorization, billing adjustments, collection services and customer inquiries.

Further details regarding the terms of the Sale Agreement, Program Agreement and Servicing Agreement referred to above are contained in the Company’s Current Report on Form 8-K dated June 8, 2005 and filed on June 9, 2005.

Item 9.01 Financial Statements.

(b) Unaudited Pro Forma Consolidated Financial Statements

The following Unaudited Pro Forma Consolidated Financial Statements are based on the unaudited consolidated financial statements of The Neiman Marcus Group, Inc. adjusted to give effect to the Sale Transaction and the On-Going Agreement.

The Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the transactions occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future.  The Unaudited Pro Forma Consolidated Financial Statements do not reflect the use of the net cash proceeds from the Sale Transaction on the Company’s on-going results of operations and future financial position.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and notes thereto in (1) the Quarterly Report on Form 10-Q for the period ended April 30, 2005 and (1) the amendment to the Annual Report on Form 10-K/A for the year ended July 31, 2004.

THE NEIMAN MARCUS GROUP, INC.

Unaudited Pro Forma Consolidated Statement of Earnings

Thirty-Nine Weeks Ended April 30, 2005

(Unaudited)

		Pro Forma Adjustments
(in thousands, except per share data)	Historical	Sale Transaction		On-Going Agreement		Pro Forma

Revenues	$2,970,533					$2,970,533
Cost of goods sold including buying and occupancy costs	1,892,904					1,892,904
Selling, general and administrative expenses	698,054	$52,414	(a)	$(32,922	)(b)	717,546
Loss on disposition of Chef’s Catalog	15,348					15,348

Operating earnings	364,227	(52,414)		32,922		344,735

Interest expense, net	10,948	(4,110	)(a)			6,838

Earnings before income taxes and minority interest	353,279	(48,304)		32,922		337,897

Income taxes	136,014	(18,597	)(c)	12,675	(c)	130,092
Earnings before minority interest	217,265	(29,707)		20,247		207,805

Minority interest in net earnings of subsidiaries	(2,787)					(2,787)
Net earnings	$214,478	$(29,707)		$20,247		$205,018

Weighted average shares
Basic	48,309	48,309		48,309		48,309
Diluted	49,427	49,427		49,427		49,427

Earnings per share
Basic	$4.44	$(0.61)		$0.42		$4.24
Diluted	$4.34	$(0.60)		$0.41		$4.15

THE NEIMAN MARCUS GROUP, INC.

Unaudited Pro Forma Consolidated Statement of Earnings

Year Ended July 31, 2004

(Unaudited)

		Pro Forma Adjustments
(in thousands, except per share data)	Historical	Sale Transaction		On-Going Agreement		Pro Forma

Revenues	$3,524,771					$3,524,771
Cost of goods sold including buying and occupancy costs	2,327,229					2,327,229
Selling, general and administrative expenses	848,453	$55,750	(a)	$(38,167	)(b)	866,036
Impairment and other charges	3,853					3,853

Operating earnings	345,236	(55,750)		38,167		327,653

Interest expense, net	15,923	(2,141	)(a)			13,782

Earnings before income taxes and minority interest	329,313	(53,609)		38,167		313,871

Income taxes	120,932	(20,908	)(c)	14,885	(c)	114,909
Earnings before minority interest	208,381	(32,701)		23,282		198,962

Minority interest in net earnings of subsidiaries	(3,549)					(3,549)
Net earnings	$204,832	$(32,701)		$23,282		$195,413

Weighted average shares
Basic	47,997	47,997		47,997		47,997
Diluted	48,873	48,873		48,873		48,873

Earnings per share
Basic	$4.27	$(0.68)		$0.49		$4.07
Diluted	$4.19	$(0.67)		$0.48		$4.00

THE NEIMAN MARCUS GROUP, INC.

Notes to Unaudited Pro Forma Consolidated Statement of Earnings

The Unaudited Pro Forma Consolidated Statements of Earnings for the thirty-nine weeks ended April 30, 2005 and for the fiscal year ended July 31, 2004 have been prepared as if 1) the transactions contemplated by the Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005 among the Company, Bergdorf Goodman, Inc. and HSBC Bank Nevada, N.A. as well as the assumption of the Company’s outstanding obligations under the Securitization Arrangements (the Sale Transaction) and 2) the strategic alliance contemplated by the Credit Card Program Agreement, dated as of June 8, 2005, among the Company, Bergdorf Goodman, Inc., HSBC Bank Nevada N.A. and Household Corporation and the Servicing Agreement referred to in that Program Agreement (collectively, the On-Going Agreement) were consummated as of August 3, 2003 (the beginning of the Company’s fiscal year 2004).

(a)   To reflect the removal of the historical income and expenses generated by the Company’s portfolio of accounts and the costs of the Securitization Arrangements.

(in thousands)	Thirty-Nine Weeks Ended April 30, 2005	Year Ended July 31, 2004

Amounts included in selling, general and administrative expenses:
Finance charge income and late fees	$64,645	$39,936
Bad debt expense, net	(12,231)	(7,610)
Income related to the Securitization Arrangements	—	31,007
Amortization of the premium associated with the Securitization Arrangements	—	(7,583)
	$52,514	$55,750
Amounts included in interest expense:
Costs related to the Securitization Arrangements	$(4,110)	$(2,141)

(b)   To reflect compensation paid to the Company pursuant to the terms of the On-Going Agreement.  The compensation to be received by the Company consists of a servicing fee for the on-going credit services to be performed by the Company and a program fee based on credit sales generated.  The compensation to be received by the Company may be 1) increased or decreased based upon the level of future services provided by the Company to HSBC and 2) increased based on potential future changes to the proprietary credit card program.  The Company believes the servicing fee to be received is at current market rates.

(c)   To reflect the tax effect of the above items at the Company’s statutory income tax rate of 38.5% for the thirty-nine weeks ended April 30, 2005 and 39.0% for the year-ended July 31, 2004.

THE NEIMAN MARCUS GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

April 30, 2005

(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$337,589	$491,321	(a)	$828,910
Restricted cash	37,500	(37,500	)(b)	—
Accounts receivable, net	666,455	(632,994	)(b)	33,461
Merchandise inventories	788,915			788,915
Other current assets	49,715			49,715
Total current assets	1,880,174	(179,173)		1,701,001

Property and equipment, net	821,810			821,810
Other assets	137,822	(1,233	)(b)	136,589
Total assets	$2,839,806	$(180,406)		$2,659,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$246,971	$—		$246,971
Accrued liabilities	352,526	2,731	(d)	355,257
Notes payable and current maturities of long-term liabilities	200			200
Current portion of borrowings under Credit Card Facility	187,500	(187,500	)(c)	—
Total current liabilities	787,197	(184,769)		602,428

Long-term liabilities:
Notes and debentures	249,773			249,773
Deferred real estate credits	74,429			74,429
Other long-term liabilities	133,114			133,114
Total long-term liabilities	457,316	—		457,316

Minority interest	13,498			13,498

Common stocks	497			497
Additional paid-in capital	511,338			511,338
Accumulated other comprehensive loss	(3,432)			(3,432)
Retained earnings	1,099,053	4,363	(d)	1,103,416
Treasury stock, at cost	(25,661)			(25,661)
Total shareholders’ equity	1,581,795	4,363		1,586,158
Total liabilities and shareholders’ equity	$2,839,806	$(180,406)		$2,659,400

THE NEIMAN MARCUS GROUP, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 2005 has been prepared as if the sale of the Company’s proprietary credit card operations to HSBC and the assumption of the Company’s outstanding obligations under the Securitization Arrangements (Sale Transaction) were consummated as of April 30, 2005.

(in thousands)
(a) To reflect the net cash proceeds from the Sale Transaction.
Purchase price paid by HSBC	$683,321
Debt assumed by HSBC – Borrowings under Credit Card Facility	(187,500)
Cash paid for transaction expenses	(4,500)
Net cash received by the Company	$491,321

(b) Remove the assets sold to HSBC in connection with the Sale Transaction.

(c) Remove the liabilities assumed by HSBC in connection with the Sale Transaction.

(d) Record gain realized by the Company in connection with the Sale Transaction:

Net cash proceeds received by the Company	$491,321
Net assets sold to HSBC:
Credit card receivables	(632,994)
Restricted cash	(37,500)
Securitization escrow deposit	(1,233)
Liabilities assumed	187,500
Pre-tax gain on Sale Transaction	7,094
Income taxes	(2,731)
Gain on Sale Transaction, net of tax	$4,363

(b)  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: July 12, 2005	By:	/s/ T. Dale Stapleton
T. Dale Stapleton
Vice President and Controller
and Duly Authorized Officer
(principal accounting officer)